UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2008

REITPLUS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-143415	20-8857707
(State or Other Jurisdiction of Incorporation)	(File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000
Houston, Texas 77046
(Address of Principal Executive Offices)
(713) 850-1400
(Registrant's telephone number, including area code)

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information reported in Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 20, 2008, at a meeting of the Board of Directors of REITPlus, Inc., our Board of Directors authorized our officers to take the necessary action to negotiate and enter into a joint venture (the “Joint Venture”) with JP Morgan Strategic Property Fund (“JP Morgan”) and AmREIT Monthly Income & Growth Fund IV, L.P. (“MIG IV”), an affiliate of our sponsor.

On February 29, 2008, the Joint Venture acquired a fee simple interest in Shadow Creek Ranch Town Center located in Pearland, Texas, or Shadow Creek Ranch, from an unaffiliated third party for a purchase price of $115,000,000, plus closing costs.  We were not able to fund our investment in the Joint Venture at the closing of the acquisition of Shadow Creek Ranch because we had not received subscription proceeds in our initial public offering equal to at least $2.0 million in accordance with our escrow agreement with Wells Fargo, N.A. (the “Minimum Offering Requirement”).  As a result, AmREIT, our sponsor, acquired a 10% interest in the Joint Venture for $5.1 million on our behalf.  JP Morgan owns 80% of the Joint Venture and MIG IV owns 10% of the Joint Venture.

On May 12, 2008, upon satisfaction of our Minimum Offering Requirement, we paid $2,550,000 to AmREIT to acquire a 5.0% interest in the Joint Venture.  We will continue to use proceeds of our offering to acquire AmREIT’s remaining interest in the Joint Venture until we have made the entire investment of $5.1 million.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of our interest in the Joint Venture, our investment is subject to a mortgage loan with MetLife in an amount of $65,000,000.  The mortgage loan provides for a fixed interest rate of 5.48% through March 1, 2015.  The outstanding balance on the loan at the time of maturity will be approximately $61,200,000.00.  The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) a defeasance amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates.  The mortgage loan is secured by a mortgage on the property.  Further, there is an additional $20,000,000 guaranty of the mortgage loan provided jointly and severally by JP Morgan, MIG IV and REITPlus.  JP Morgan, MIG IV and REITPlus have entered into a separate agreement, whereby the recourse associated with the $20,000,000 guaranty is limited to each party’s ownership interest in the Joint Venture.  The guaranty will be released by MetLife based on the property achieving the following debt service coverage ratios:

Debt Service Coverage Ratio	Maximum Guaranty
Less than 1.35	$20,000,000
1.35 to 1.49	$10,000,000
1.50 or greater	$-

We will pay our advisor an acquisition fee of $258,750 or 2.25% or our pro rata share of the purchase price of Shadow Creek Ranch, as we continue to purchase additional interests in the Joint Venture.

Item 8.01  Other Events.

As of May 12, 2008, excluding shares purchased by our executive officers and directors, our dealer manager and our advisor and its affiliates, we had received and accepted subscriptions in our offering for 256,700 shares of our common stock, or $2,567,000, thereby exceeding the Minimum Offering Requirement described in our prospectus.  Having satisfied our Minimum Offering Requirement, the offering proceeds were released by the escrow agent to us and are available for the acquisition of properties and the other purposes disclosed in the prospectus.

Item 9.01  Financial Statement and Exhibits.

(a)	Financial Statements.

The financial statements will be filed as an amendment to the Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(d)	Exhibits.

10.1
Limited Liability Company Agreement of Shadow Creek Holding Company LLC dated February 29, 2008 (included as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed May 14, 2008 and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REITPlus, Inc.

By: /s/ Chad C. Braun
Chad C. Braun
Executive Vice President
Date: May 15, 2008

Exhibit List

10.1
Limited Liability Company Agreement of Shadow Creek Holding Company LLC dated February 29, 2008 (included as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed May 14, 2008 and incorporated herein by reference)